                                 LOAN AGREEMENT

         This Loan Agreement (this "Agreement") is effective as of March ____, 2003 by and among GENERAL ELECTRIC CAPITAL CORPORATION ("Lender"), a Delaware corporation, TORCH OFFSHORE, L.L.C. ("Borrower"), a Delaware limited liability company, and TORCH OFFSHORE, INC., a Delaware corporation ("Guarantor").

         1. LOAN; PROMISSORY NOTE. Lender hereby agrees, on or before March 31, 2003, to make a term loan to Borrower in an aggregate principal amount not to exceed $9,250,000 (hereinafter, the "Loan"). Lender shall disburse the principal on the Loan on the Acceptance Date specified under the Lender's signature at the end of this Agreement. Reference is made to the Promissory Note in the original principal amount of $9,250,000, made by the Borrower payable to the order of the Lender in substantially the form of Exhibit "A" hereto (together with all amendments and supplements thereto, the "Note"). Borrower promises to pay all amounts due and payable under the Note to the order of Lender.

         2. FIRST PREFERRED SHIP MORTGAGE, SECURITY AGREEMENT, SECURITY DEPOSIT PLEDGE AGREEMENT AND ASSIGNMENT OF INSURANCE POLICIES. In connection with the Note and the above-described Loan, Borrower agrees to execute and deliver to Lender a First Preferred Ship Mortgage (the "Mortgage") and a Master Security Agreement (the "Security Agreement"), a Security Deposit Pledge Agreement ("Pledge") and an Assignment of Insurance Policies ("Assignment"), each of which shall be in form and substance acceptable to Lender (collectively, the Note, the Mortgage, the Security Agreement, the Pledge and the Assignment, as the same may be amended, supplemented, extended or otherwise modified from time to time are referred to as the "Debt Documents.") The term "Vessel" as used herein shall refer to the term "Vessel" as defined in the Mortgage and the term "Collateral" as used herein shall collectively refer to the term "Collateral" as defined in the Security Agreement.

         3. GUARANTY. In order to further secure the Note and the above-described Loan, the Guarantor shall execute and deliver to Lender a guaranty guaranteeing, jointly and severally and in solido, all of the obligations of the Borrower (the "Guaranty") in form and substance acceptable to Lender.

         4. TAXES. Borrower and Guarantor will pay promptly when due all taxes, assessments and governmental charges upon or against Borrower and Guarantor or the property or operations of Borrower and Guarantor, in each case before same becomes delinquent and before penalties accrue thereon, unless and to the extent that same are being contested in good faith by appropriate proceedings.

         5. GENERAL INDEMNITY. Borrower and Guarantor assume all risk and liability for, and shall defend, indemnify and keep Lender harmless on an after-tax basis from, any and all liabilities, obligations, losses, damages, penalties, claims, actions, suits, costs and expenses (collectively, the "Claims"), including reasonable attorneys' fees and expenses, of whatsoever kind and nature imposed on, incurred by or asserted against Lender, in any way relating to or arising out of the manufacture, purchase, acceptance, rejection, ownership, possession, use, selection, delivery, operation, condition, sale, return or other disposition of the Vessel or any part thereof (including, without limitation, any claim for latent or other defects, whether or not discoverable by Borrower or Guarantor or any other person, any claim for negligence, tort or strict liability, any claim under any environmental protection or hazardous waste law and any claim for patent, trademark or copyright infringement and INCLUDING ANY AND ALL SUCH CLAIMS ARISING AS A RESULT OF LENDER'S OWN NEGLIGENCE, but excluding any such Claims caused by Lender's gross negligence or willful misconduct). In this section, "Lender" also includes any director, officer, employee, agent, successor or assign of Lender. Borrower and Guarantor's obligations under this section shall survive the expiration, cancellation or termination of this Agreement.

      6. FINANCIAL REPORTS. Borrower and Guarantor each agree to furnish to
Lender: (a) as soon as available, and in any event within 120 days after the end of each fiscal year of Borrower and Guarantor a balance sheet of Borrower and Guarantor as of the end of such fiscal year and the related statement of income and retained earnings for such fiscal year, audited by independent public accountants of nationally recognized standing selected by Borrower, all in reasonable detail and setting forth in comparative form the corresponding figures for the preceding fiscal year; (b) as soon as available, and in any event within 45 days after the end of each of the first three quarters accounting period in each fiscal year of Borrower and Guarantor, an unaudited balance sheet of Borrower and Guarantor as of the end of such period and the related statement of income and retained earnings for such period, all in reasonable detail certified as true and complete by the president, vice president, controller or the chief financial officer of Borrower and Guarantor; and (c) such other financial information as Lender may from time to time reasonably request including, without limitation, financial reports filed by Borrower and Guarantor with federal or state regulatory agencies. All such financial information shall be prepared in accordance with generally accepted accounting principles except for certain adjustments for the quarterly financial statements. Guarantor will deliver to Lender copies of all Forms 10-K and 10-Q, if any, within 30 days after the dates on which they are filed with the Securities and Exchange Commission.

         7. NO CHANGES IN BORROWER AND GUARANTOR. Neither Borrower nor Guarantor shall: (a) liquidate, dissolve, terminate or suspend its business; (b) transfer all or any substantial part of its operations or assets outside of the United States of America; (c) sell, transfer or otherwise dispose of all or a majority of its assets; or (d) undergo any change in the ownership of membership interests or shares in Borrower or undergo any event or series of events as a result of which any "person" or "group" (as such terms are used in Sections 13(d)(3) and 14(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the Securities Exchange Commission (collectively, the "Exchange Act")) (excluding Guarantor or any Subsidiary (as hereinafter defined)) is or becomes, directly or indirectly, the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, whether or not applicable) of more than 45% of the combined voting power of the then outstanding securities entitled to vote generally in elections of directors, managers or trustees, as applicable, of Guarantor or any successor entity. If Borrower intends to enter into any merger, consolidation or similar reorganization (each a "Merger") where Borrower will not be the surviving business entity, then (i) Borrower agrees that it will notify Lender in writing no less than 30 days before the intended effective date of such Merger and such notice will include information about the parties to such Merger, (ii) Borrower agrees that such Merger will be subject to the prior written consent of Lender, and (iii) Lender agrees that its consent to such Merger will not be unreasonably withheld or delayed; provided, if not given in 21 days or less, Lender's consent shall be deemed to be denied. If Lender withholds its consent (deemed or otherwise) to any Merger as described above in this section or as described in any guaranty executed by the Guarantor in connection with all or any part of Borrower's obligations under this Agreement (whether now existing or hereafter arising) and if Borrower or Guarantor, as the case may be, intends to complete any such Merger, then Borrower shall prepay its obligations under the Note by paying to Lender on the intended effective date of the applicable Merger (the "Merger Payment Date") the total of the following: (1) all accrued interest, taxes, late charges and other amounts then due and payable under the Note and the other Debt Documents; plus (2) the remaining principal balance payable by Borrower under the Note as of said Merger Payment Date according to the simple interest method together with any sales or transfer taxes due in connection with such amounts (provided however, that no prepayment premium shall accrue under the Note in connection with a prepayment under this Section of the Agreement).

         8. REPRESENTATIONS. Borrower and/or Guarantor, as applicable, represent and warrant that: (a) Borrower is a limited liability company duly organized and legally existing under the laws of the State of Delaware and is qualified to do business in and is in good standing under the laws of each other state in which it conducts its business; (b) Guarantor is a corporation duly organized, legally existing and in good

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standing under the laws of the State of Delaware and is qualified to do business in and is in good standing under the laws of each other state in which it conducts its business; (c) Borrower has the power and is duly authorized to enter into the Debt Documents and to execute and deliver to Lender, now and from time to time hereafter, additional instruments, resolutions, agreements and other instruments or documents relating to the foregoing agreements; (d) Guarantor has the power and is duly authorized to enter into this Agreement and the Guaranty, and to execute and deliver to Lender, now and from time to time hereafter, additional instruments, resolutions, agreements and other instruments or documents relating to the foregoing agreements; (e) Borrower has, by proper action, authorized and empowered those persons whose signatures appear in the Debt Documents, and any instruments, documents and exhibits that have been delivered in connection herewith, to execute the same for and on its behalf; (f) Guarantor has, by proper action, authorized and empowered those persons whose signatures appear in this Agreement and the Guaranty, and any instruments, documents and exhibits that have been delivered in connection herewith, to execute the same for and on its behalf; (g) each of the Debt Document(s) constitute(s) the legal, valid, and binding obligations of Borrower enforceable in accordance with their terms; (h) this Agreement, the Guaranty, and each related document constitutes a legal, valid, and binding obligation of Guarantor enforceable in accordance with its terms; (i) this Agreement and the Note evidence a loan made primarily for business, commercial or agricultural purposes and not primarily for personal, family, or household purposes; and (j) Borrower is, and will continue to be, the legal and beneficial owner of the Vessel, free and clear of any Lien (hereinafter defined), except for the security interest created by any agreement executed by Borrower for the benefit of Lender and such Liens as are expressly permitted by the Mortgage. "Lien" means any security interest, lien, mortgage, pledge, encumbrance, judgment, execution, attachment, warrant, writ, levy, other judicial process or claim of any nature whatsoever by or of any person.

         9. FINANCIAL COVENANTS. (a) Guarantor will have and maintain, as of the end of each fiscal quarter, a Consolidated Current Ratio of at least 1.30; (b) Guarantor will have and maintain, as of the end of each fiscal quarter, a Consolidated Debt Service Coverage Ratio of at least 1.20; (c) Guarantor will have and maintain, as of the end of each fiscal quarter, a Consolidated Leverage Ratio of no more than 2.00; and (d) Guarantor will have and maintain, as of the end of each fiscal quarter, Consolidated Adjusted Tangible Net Worth of at least $60,000,000. For purposes of this section, the following definitions apply:

         (a) "Consolidated Current Ratio" shall mean, as of any date for which it is being determined, the ratio of (a) current assets of Guarantor and its Subsidiaries as of such date, as determined on a consolidated basis in accordance with GAAP, to (b) current liabilities of Guarantor and its Subsidiaries as of such date, as determined on a consolidated basis in accordance with GAAP; provided that, for purposes of determining the Consolidated Current Ratio, during the Line of Credit Period, the MIDNIGHT EXPRESS will be classified as a current asset up to the principal amount of the Line of Credit Loans outstanding on such date (with any residual amount to be classified in accordance with GAAP).

         (b) "Consolidated Debt Service Coverage Ratio" shall mean, as of any date for which it is being determined, the ratio of (a) Consolidated Net Income for the immediately preceding four (4) fiscal quarters (including any fiscal quarter ending on such date of determination) plus all depreciation and amortization expenses and all other non-cash items of Guarantor and its Subsidiaries during the immediately preceding four (4) fiscal quarters (including any fiscal quarter ending on such date of determination) to the extent included in the computation of Net Income, minus all cash Distributions made by Guarantor or any Subsidiary which is not wholly owed by Guarantor during the immediately preceding four (4) fiscal quarters (including any fiscal quarter ending on such date), to (b) Consolidated Scheduled Principal Payments for the immediately preceding four (4) fiscal quarters (including any fiscal quarter ending on such date) plus the principal portion of Capitalized Lease Obligations payable by Guarantor and its Subsidiaries in respect of the immediately

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preceding four (4) fiscal quarters (including any fiscal quarter ending on such date), determined on a consolidated basis in accordance with GAAP.

         (c) "Consolidated Indebtedness" shall mean, as of the date of any determination thereof, the sum of (a) all Indebtedness of Guarantor and its Subsidiaries as of such date, determined on a consolidated basis in accordance with GAAP plus (b) all unfunded but available lines of credit of Guarantor and its Subsidiaries as of such date.

..

         (d) "Consolidated Leverage Ratio" shall mean, as of any date for which it is being determined, the ratio of (a) Consolidated Indebtedness as of such date to (b) Consolidated Adjusted Tangible Net Worth as of such date, provided that for purposes of determining the Consolidated Leverage Ratio, the $1,250,000 non interest bearing deposit pledged to Lender pursuant to the Pledge will be deducted from Consolidated Indebtedness.

         (e) "Consolidated Net Income" shall mean, for the period in question, the after-tax net income or loss of Guarantor and its Subsidiaries during such period, but excluding in any event the following to the extent included in the computation of net income: (i) any gains or losses resulting from any reappraisal, revaluation or write-up or write-down of assets; (ii) any equity of Guarantor or any Subsidiary in the undistributed earnings of any corporation which is not a Subsidiary and is accounted for on the equity method; (iii) gains or losses from the acquisition or disposition of Investments; (iv) gains from the retirement or extinguishment of any Indebtedness; (v) gains on collections from insurance policies or settlements (net of premiums paid or other expenses incurred with respect to such gains during the fiscal period in which the gain occurs, to the extent such premiums or other expenses are not already reflected in Consolidated Net Income for such period); (vi) any gains or losses during such period from any change in accounting principles, from any discontinued operations or the disposition thereof or from any prior period adjustments; and
(vii) any extraordinary gains or losses; all determined on a consolidated basis in accordance with GAAP.

         (f) "Consolidated Tangible Net Worth" of any Person shall mean, at a particular date, the excess, if any, of (a) all amounts which would be included under shareholders' equity on a consolidated balance sheet of such Person as of such date, determined on a consolidated basis in accordance with GAAP (including, without limitation, capital stock, additional paid-in-capital and retained earnings) minus (b) all assets of such Person as of such date, determined on a consolidated basis in accordance with GAAP, that would be classified as intangible assets in accordance with GAAP, but in any event including, without limitation, the following intangible assets: unamortized organization and reorganization expense, patents, trade or service marks, franchises, trade names and goodwill; all determined on a consolidated basis in accordance with GAAP.

         (g) "Consolidated Scheduled Principal Payments" shall mean, for the period in question, without duplication, all scheduled principal payments of Guarantor and its Subsidiaries on Indebtedness for the applicable period, all determined on a consolidated basis as determined in accordance with GAAP; provided that any balloon principal payment on Indebtedness of Guarantor and its Subsidiaries which is extended to a maturity date beyond the applicable period shall not be included in the calculation of Consolidated Scheduled Principal Payments.

         (h) "Distribution" in respect of any personal shall mean(a) dividends or other distributions of cash, stock assets or other property on or in respect of any shares of stock, membership interest or other equity interest in such person; and (b) the redemption, repurchase or other acquisition of any shares of stock, membership interest or other equity interest in such person or of any warrants, rights or other options to

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purchase any stock, membership interest or other equity interest (except when solely in exchange for such stock, membership interest or other equity interest); provided that, the issuance of granting of stocks, warrants, rights or other options to purchase stock of Guarantor shall not be considered a Distribution.

         (i) "Indebtedness" shall mean, with respect to any Person, without duplication, all indebtedness, liabilities and obligations of such Person, but in any event including, without limitation, all (i) obligations of such Person for borrowed money or for the deferred purchase price of Property or services (including, without limitation, all notes payable and all obligations evidenced by bonds, debentures, notes or other similar instruments), (ii) obligations secured by any Lien on, or payable out of the proceeds of production from, any Property or assets owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligations, (iii) indebtedness, liabilities and obligations of third parties, including joint ventures and partnerships of which such Person is a venturer or general partner, recourse to which may be had against such Person, (iv) obligations created or arising under any conditional sale or other title retention agreement with respect to Property acquired by such Person, notwithstanding the fact that the rights and remedies of the seller, lender or lessor under such agreement in the event of default are limited to repossession or sale of such Property, (v) Capitalized Lease Obligations of such Person, (vi) all accounts payables of such Person, (vii) all indebtedness, liabilities and obligations of such Person under guarantees, and
(viii) all obligations of such Person, contingent or otherwise, relative to the face amount of letters of credit (as may be reduced pursuant to their terms), whether or not drawn.

         (j) "Subsidiary" shall mean (a) any corporation of which more than fifty percent (50%) of the issued and outstanding capital stock entitled to vote for the election of directors is at the time owned directly or indirectly by Guarantor and/or any one or more Subsidiaries, or (b) any partnership, limited liability company, business trust, or any other similar entity of which more than fifty percent (50%) of the voting interests is at the time owned directly or indirectly by Guarantor and/or any one or more Subsidiaries, and specifically including, but not limited to, Torch Offshore, L.L.C., a Delaware limited liability company, Torch Express, L.L.C., a Louisiana limited liability company, and Torch Deepwater, Inc., a Louisiana corporation.

         (k) "Capitalized Lease Obligations" of any Person shall mean, as of the date of any determination therof, the amount at which the aggregate rental obligations due and to become due under all Capitalized Leases under which such person is a lessee would be reflected as a liability on a balance sheet of such Person as determined in accordance with GAAP.

         (l) "Capitalized Lease" shall mean any lease of Property, whether real and/or personal, by a Person as lessee which as determined in accordance with GAAP is required to be capitalized on the balance sheet of such person.

         (m) "GAAP" shall mean generally accepted accounting principles at the time in the United States of America.

         (n) "Line of Credit Period" shall mean the period commencing on the date hereof and ending April 30, 2004.

         (o) "Line of Credit Loan" and "Line of Credit Loans" shall mean the Loan Agreement, dated July 19, 2002, between Regions Bank, Guarantor, as the same may be amended or replaced from time to time, including without limitation, any replacement thereof under or pursuant to a certain Credit Agreement among Guarantor, Regions Bank and Export Development Canada, and their respective successors and assigns to lend to Guarantor from time to time on a non-revolving basis amounts as set forth in the Credit Agreement.

         (p) "Consolidated Adjusted Tangible Net Worth" shall mean, at a particular date, (a) the Consolidated Tangible Net Worth of Borrower and its Subsidiaries as of such date minus (b) all Indebtedness due to Borrower and its Subsidiaries as of such date from any officer, shareholder or affiliate (other than a Subsidiary) of such Person or any Subsidiary of such Person; all determined on a consolidated basis in accordance with GAAP.

         (q) "Person" shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, entity or government (whether national, federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

         (r) "Investment" shall mean any investment by Guarantor or any Subsidiary in any Person, whether payment therefor is made in cash or capital stock of Guarantor or any Subsidiary, and whether such investment is by acquisition of stock or Indebtedness, or by loan, advance, transfer of property out of the ordinary course of business, capital contribution, equity or profit sharing interest, extension of credit on terms other than those normal in the ordinary course of business, guarantee or otherwise becoming liable (contingently or otherwise) in respect of the Indebtedness of any Person, or otherwise.

         (s) "Property" shall mean any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible. "Properties" shall mean the plural of Property.


         (t) "MIDNIGHT EXPRESS" shall mean the vessel MIDNIGHT EXPRESS, Official Number 1450, documented under the laws of Vanuatu, owned by Torch Express, L.L.C.

         (u) Guarantor covenants and agrees that, so long as any portion of the Loan remains outstanding Guarantor will deliver to Lender simultaneously with the delivery of each set of financial statements of Guarantor referred to above, a certificate of the Guarantor's Chief Financial Officer in a form satisfactory to Lender, accompanied by supporting financial worksheets where appropriate, (A) evidencing Guarantor's compliance with the financial covenants contained in this
Section 9 as calculated on a consolidated basis for Guarantor and its Subsidiaries (and including, without limitation, a computation of the Consolidated Leverage Ratio as of the end of the immediately preceding fiscal quarter), (B) stating whether there exists on the date of such certificate any Event of Default, and if an Event of Default then exists, setting forth the details thereof and the action which Guarantor is taking or proposes to take with respect thereto.

         10. OTHER DOCUMENTS; EXPENSES; CLOSING FEE; APPOINTMENT OF ATTORNEY-IN-FACT. Borrower and Guarantor hereby irrevocably appoint Lender and any designee of Lender as Borrower and Guarantor's attorney in fact, with full authority in the place and stead of Borrower or Guarantor, from time to time in Lender's discretion upon, during, and after an Event of Default, to take any action and to execute any instrument which Lender may deem reasonably necessary or advisable to accomplish the purposes of this Agreement. Borrower and Guarantor shall pay upon Lender's request any out-of-pocket costs and expense paid or incurred by Lender in connection with this Agreement or the funding and closing of this Agreement. In addition, Borrower shall pay Lender on the Acceptance Date a Closing Fee in the amount of $2,500.00, plus all attorneys' fees incurred by the Lender in connection with making the Loan. Borrower and Guarantor authorize Lender and Lender's agents to correct any typographical errors in Borrower or Guarantor's name in any documents to be filed in public records and to conform the dates of this Agreement, the Note, the Mortgage, the Security Agreement and/or any document executed in connection therewith.

         11. EVENTS OF DEFAULT. Each of the following events shall constitute an "Event of Default" hereunder and under the Debt Documents: (a) Borrower fails to pay any amount due under the Note when due; or (b) there shall be an event of default under any of the Debt Documents; or (c) Borrower or Guarantor fails to pay any amount due under this Agreement within ten (10) days of request by Lender; or (d) Borrower or Guarantor fails to perform or observe any of its or their other obligations in this Agreement for more than 30 days after Lender notifies Borrower of such failure; or (e) Borrower or Guarantor defaults (and such default shall not have been waived or cured) in the payment, performance or observance of any obligation under any loan, credit agreement or lease in which Lender, the parent company of Lender, or any subsidiary (direct or indirect) of Lender (or its successors or assigns) is the creditor or lessor; or (f) Borrower or Guarantor defaults (and such default shall not have been waived or cured) in the payment, performance or observance of any obligation under any other loan, credit agreement or lease; (g) any statement, representation or warranty made by Borrower or Guarantor in this Agreement or in any document, certificate or financial statement in connection with this Agreement, including the Debt Documents, proves at any time to have been untrue or misleading in any material respect as of the time when made; or (h) Borrower or Guarantor becomes insolvent or bankrupt, or Borrower or Guarantor admits its inability to pay its debts as they mature, or Borrower or Guarantor makes an assignment for the benefit of creditors, or Borrower or Guarantor applies for, institutes or consents to the appointment of a receiver, trustee or similar official for Borrower or Guarantor or any substantial part of their respective property or any such official is appointed without the consent of Borrower or Guarantor, or Borrower or Guarantor applies for, institutes or consents to any bankruptcy, insolvency, reorganization, debt moratorium, liquidation or similar proceeding relating to Borrower or Guarantor or any substantial part of their respective property under the laws of any jurisdiction or any such proceeding is instituted against Borrower or Guarantor without stay or dismissal for more than 30 days, or Borrower or Guarantor commences any act amounting to a business failure or a winding up of its affairs, or Borrower or Guarantor ceases to do business as a going concern; or (i) the Mortgage shall be declared to be null, void, invalid or unenforceable by Borrower; or (j) with respect to any guaranty executed by Guarantor in connection with all or any part of Borrower's obligations under this Agreement or the Note (whether now existing or hereafter arising), Guarantor fails to perform or observe any of its obligations thereunder or the Guaranty shall cease to be in full force and effect or shall be declared to be null, void, invalid or unenforceable by Guarantor; or (k) there shall be any change in the ownership of membership interests or shares in Borrower or Guarantor shall undergo any event described in Section 7(d) of this Agreement; or (l) Guarantor is in default under that certain Loan Agreement by and between Regions Bank and Guarantor dated July 19, 2002, as same may be amended and/or replaced from time to time including, but not limited to, amendment or replacement thereof under or pursuant to a certain Credit Agreement to be entered into by and among any Guarantor, Regions Bank and Export Development Canada.

         12. RIGHTS UPON DEFAULT. If any Event of Default exists, Lender may exercise in any order one or more of the remedies described in the lettered subparagraphs of this section, and each Borrower and Guarantor shall perform its obligations imposed thereby:

         (a) Lender may require Guarantor to perform any obligation required to be performed under the Mortgage, the Security Agreement, the Guaranty and the other documents evidencing or securing the Loan.

         (b) Lender may require Borrower to pay to Lender on a date specified by Lender, (i) all accrued and unpaid interest, late charges and other amounts due under this Agreement and the Note, as of such date, plus (ii) the remaining principal balance due under the Note as of such date, plus (iii) interest at the Overdue Rate on the total of the foregoing ("Overdue Rate" means an interest rate per annum equal to the greater of 18% per annum or 2% over the Interest Rate (as defined in the Note), but not to exceed the highest rate permitted by applicable law). If an Event of Default under Section 10(h) of this Agreement exists, then

Borrower will be automatically liable to pay Lender the foregoing amounts as of the next installment payment date under the Note unless Lender otherwise elects in writing.

         (c) Borrower shall pay all reasonable costs, expenses and damages incurred by Lender because of the Event of Default or its actions under this section, including, without limitation any reasonable collection agency and/or attorneys' fees incurred in collection efforts.

         (d) Lender may sue to enforce Borrower's performance of its obligations under the Note and this Agreement and/or may exercise any other right or remedy then available to Lender under the Debt Documents, at law or in equity.

         (e) Lender may sue to enforce Guarantor's performance of their obligations, individually or collectively, under the Guaranty.

         Except as otherwise expressly required by the terms of this Agreement or the Debt Documents or by applicable law, Lender is not required to take any legal process or give Borrower or Guarantor any notice before exercising any of the above remedies. If Lender is required to give notice, 5 calendar days advance notice is reasonable notification. None of the above remedies is exclusive, but each is cumulative and in addition to any other remedy available to Lender. Lender's exercise of one or more remedies shall not preclude its exercise of any other remedy. No action taken by Lender shall release Borrower or Guarantor from any of their obligations to Lender. No delay or failure on the part of Lender to exercise any right hereunder shall operate as a waiver thereof, nor as an acquiescence in any default, nor shall any single or partial exercise of any right preclude any other exercise thereof or the exercise of any other right. After any default, Lender's acceptance of any payment by Borrower or Guarantor under this Agreement or any of the Debt Documents, the Guaranty or any related agreement shall not constitute a waiver by Lender of such default, regardless of Lender's knowledge or lack of knowledge at the time of such payment, and shall not constitute a reinstatement of this Agreement, or any of the Debt Documents, the Guaranty or any related agreement if this Agreement has been declared in default by Lender, unless Lender has agreed in writing to reinstate this Agreement and to waive the default.

         13. LATE CHARGES. If any installment payment or other amount payable under this Agreement, the Mortgage, the Security Agreement, the Guaranty or the
Note is not paid within ten days of its due date, then as compensation for the administration and enforcement of Borrower and Guarantor's obligation to make timely payments, Borrower or Guarantor shall pay with respect to each overdue payment on demand interest at the Overdue Rate (as defined in clause (b) of Section 12 hereof) on each overdue payment for the time period from the due date until such overdue payment is made.

         14. LENDER'S RIGHT TO PERFORM. If Borrower or Guarantor fail to make any payment under this Agreement or any of the Debt Documents, or the Guaranty or fails to perform any of its other obligations in this Agreement or any of the Debt Documents (including, without limitation, its agreement to provide insurance coverage), or the Guaranty, Lender may itself make such payment or perform such obligation, and the amount of such payment and the amount of the expenses of Lender incurred in connection with such payment or performance shall be deemed to be additional principal under the Note which is payable by Borrower on demand.

         15. NOTICES; POWER OF ATTORNEY. (a) All notices, requests and other communications hereunder shall be in writing and shall be sufficient if delivered in person, telegraphed, telefaxed, telecopied, cabled, sent by overnight courier or sent by registered or certified mail, return receipt requested, postage prepaid to Lender, Borrower, or Guarantor as follows:

         Lender:                    General Electric Capital Corporation
                                    44 Old Ridgebury Road
                                    Danbury, Connecticut  06810
                                    Attn:   Risk Analyst

                                    With a copy to:

                                    General Electric Capital Corporation
                                    14679 Dallas Parkway, Suite 300
                                    Addison, Texas  75001-2512
                                    Attn:   Risk Analyst
                                    Fax No.: 972-713-2596

         Borrower:                  Torch Offshore, L.L.C.
                                    c/o Torch Offshore, Inc.
                                    401 Whitney Avenue
                                    Suite 400
                                    Gretna, Louisiana 70056
                                    Attn:  Chief Financial Officer
                                    Fax No.: (504) 367-7075

         Guarantor:                 Torch Offshore, Inc.
                                    401 Whitney Avenue
                                    Suite 400
                                    Gretna, Louisiana  70056
                                    Attn:  Chief Financial Officer
                                    Fax No.: (504) 367-7075

Any such notice mailed to such address shall be effective upon its delivery to the applicable party. (b) With respect to any power of attorney covered by this Agreement or any of the Debt Documents, the powers conferred on Lender thereby: are powers coupled with an interest; are irrevocable; are solely to protect Lender's interests under this Agreement; and do not impose any duty on Lender to exercise such powers. Lender shall be accountable solely for amounts it actually receives as a result of its exercise of such powers.

         16. PARTICIPATION AND ASSIGNMENT BY LENDER. Lender may, without the consent of or notice to the Borrower or Guarantor, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any Loan or any other interest of Lender hereunder and under any documents relating to the Loan ("Loan Documents"). In the event of any such sale by Lender of a participating interest to a Participant, Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, Lender shall remain solely responsible for the performance thereof, Lender shall remain the holder of any such Loan for all purposes under this Agreement and the other Loan Documents, and the Borrower and Guarantor shall continue to deal solely and directly with Lender in connection with Lender's rights and obligations under this Agreement and the other Loan Documents. The Borrower and Guarantor agree that if amounts outstanding under this Agreement are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall, to the maximum extent permitted by applicable law, be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as Lender under this Agreement.

         Borrower and Guarantor authorize Lender to disclose to any Participant and any prospective Participant any and all financial information in Lender's possession concerning the Borrower and/or Guarantor which has been delivered to Lender by or on behalf of the Borrower and/or Guarantor pursuant to this Agreement or which has been delivered to Lender by or on behalf of the Borrower and Guarantor in connection with Lender's credit evaluation of the Borrower and Guarantor prior to becoming a party to this Agreement.

         In addition, all rights of Lender hereunder and under the Debt Documents, the Guaranty and in the Vessel may be assigned, pledged, mortgaged, transferred or otherwise disposed in whole or in part, without notice to Borrower or Guarantor; provided that, neither Borrower nor Guarantor shall be under any obligation to any assignee of Lender except upon receipt of written notice of such assignment from Lender. Upon notice to Borrower and Guarantor of any such assignment, the principal, interest and other sums payable by Borrower hereunder and under the Debt Documents which are the subject matter of the assignment shall be paid to or upon the written order of the assignee; provided that, no such assignment of Lender's rights shall alter in any way the obligations of Borrower or Guarantor under this Agreement or the Debt Documents. No such assignee shall be obligated to perform any duty, covenant or condition required to be performed by Lender under the terms of this Agreement or under the Debt Documents or the Guaranty unless such assignee expressly assumes such obligation, and, if all of Lender's obligations hereunder and thereunder are assumed by such assignee, then Lender shall be relieved of any further liability hereunder and thereunder. Any such assignee upon assignment and assumption of this Agreement shall become the "Lender" hereunder and shall have all rights, powers and remedies given to Lender by this Agreement and the Debt Documents and the Guaranty, and shall be named as loss payee or additional insured under all policies of insurance maintained by the Borrower pursuant to the Mortgage and Security Agreement. Borrower and the Guarantor agree to execute related acknowledgements and other documents that may be reasonably requested by Lender or any assignee.

         17. NO ASSIGNMENT OR LEASING BY BORROWER OR GUARANTOR. NEITHER BORROWER NOR GUARANTOR SHALL, DIRECTLY OR INDIRECTLY, MORTGAGE, ASSIGN, SELL, TRANSFER, OR OTHERWISE DISPOSE OF ANY INTEREST IN THIS AGREEMENT, THE NOTE, THE MORTGAGE, THE SECURITY AGREEMENT OR THE VESSEL, OR ANY PART THEREOF, EXCEPT FOR TIME CHARTERS OF THE VESSELS ENTERED INTO IN THE ORDINARY COURSE OF BORROWER'S BUSINESS AND PURSUANT TO THE TERMS OF THE MORTGAGE.

         18. DEFINITIONS. All terms defined herein are equally applicable to both the singular and plural form of such terms.

         19. CONDITIONS. Lender is not obligated to make any loan or disburse any principal hereunder unless: (a) Lender has received evidence of all required insurance; (b) in Lender's sole judgment, there has been no material adverse change in the financial condition or business of Borrower or Guarantor; (c) Borrower has signed and delivered to Lender this Agreement and the Note and Lender has received and accepted the same; (d) Lender has received resolutions or appropriate authorization and incumbency certificates from Borrower and Guarantor, all of which shall be satisfactory to Lender in form and substance;
(e) Lender has received an absolute and unconditional guaranty of all of Borrower's obligations to Lender that is executed by Guarantor; (f) Lender has received satisfactory United States Coast Guard lien searches and Uniform Commercial Code lien searches of state and local lien records on the Vessel, the Borrower and Guarantor; (g) Lender has received terminations or releases of lien in recordable form from all creditors with a lien on any part of the Vessel as shown in United States Coast Guard, state or local lien records; (h) Lender has received copies of documentation satisfactory to Lender that evidences that Borrower possesses good and marketable title to the Vessel free and clear of any liens; (i) Lender has received such documentation as Lender reasonably requests regarding the documentation of the Vessel with the United States Coast Guard and the recording of the Mortgage with the United States Coast Guard; and (j) Lender has received, in form and substance satisfactory to Lender, such other documents and information as Lender shall reasonably request.

         20. USURY. It is not the intention of the parties to this Agreement or the Debt Documents to make an agreement violative of the laws of any applicable jurisdiction relating to usury ("Usury Laws"). Regardless of any provision in this Agreement or the Debt Documents, Lender shall not be entitled to receive, collect or apply, as interest on any indebtedness, any amount in excess of the Maximum Amount (the "Excess"). As used herein, "Maximum Amount" shall mean the maximum amount of interest that would have accrued if the unpaid principal amount of the indebtedness outstanding from time to time had borne interest each day at the maximum amount of interest that Lender is permitted to charge on the indebtedness under the Usury Laws. If Lender ever receives, collects or applies as interest any Excess, such Excess shall be deemed a partial repayment of principal and treated hereunder as such; and if principal is paid in full, any remaining Excess shall be paid to Borrower. In determining whether or not the interest paid or payable under any specific contingency exceeds the Maximum Amount, Borrower and Lender shall, to the maximum extent permitted under the Usury Laws, (i) characterize any nonprincipal payment as an expense, fee or premium rather than as interest, (ii) exclude voluntary prepayments and the effect thereof, and (iii) amortize, prorate, allocate and spread in equal parts, the total amount of interest throughout the entire contemplated term of the indebtedness so that the interest rate is uniform throughout the entire term of the indebtedness; provided that if the indebtedness is paid and performed in full prior to the full contemplated term thereof, and if the interest received for the actual period of existence thereof exceeds the Maximum Amount, Lender shall refund to Borrower the Excess, and such event shall not be subject to any penalties provided by the Usury Laws.

         21. GOVERNING LAW. THE INTERPRETATION, CONSTRUCTION AND VALIDITY OF THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

         22. MISCELLANEOUS. (a) Subject to the limitations herein, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, administrators, successors and assigns. (b) This Agreement may be executed in any number of counterparts, which together shall constitute a single instrument. (c) Section and paragraph headings in this Agreement are for convenience only and have no independent meaning. (d) The terms of this Agreement shall be severable and if any term thereof is declared unconscionable, invalid, illegal or void, in whole or in part, the decision so holding shall not be construed as impairing the other terms of this Agreement and this Agreement shall continue in full force and effect as if such invalid, illegal, void or unconscionable term were not originally included herein. (e) All indemnity obligations of Borrower or Guarantor under this Agreement or the Debt Documents and all rights, benefits and protections provided to Lender by warranty disclaimers shall survive the cancellation, expiration or termination of this Agreement or the Debt Documents. (f) Lender shall not be liable to Borrower or Guarantor for any indirect, consequential or special damages for any reason whatsoever. (g) This Agreement may be amended, but only by a written amendment signed by the parties hereto. (h) EXCEPT FOR THE DEBT DOCUMENTS AND EXCEPT FOR ANY OTHER WRITTEN INSTRUMENTS SIGNED BY THE PARTIES TO BE BOUND, THIS AGREEMENT REPRESENTS THE FINAL, COMPLETE AND ENTIRE AGREEMENT BETWEEN THE PARTIES HERETO, AND THERE ARE NO ORAL OR UNWRITTEN AGREEMENTS OR UNDERSTANDINGS AFFECTING THIS AGREEMENT OR THE VESSEL. (i) Borrower and Guarantor agree that Lender is not the agent of any manufacturer or supplier of the Vessel, that no such manufacturer or supplier is an agent of Lender, and that any representation, warranty or agreement made by any such manufacturer, supplier or by their employees, sales representatives or agents shall not be binding on Lender.

         23. PROHIBITION OF FUNDAMENTAL CHANGES. Borrower and Guarantor shall not, without the prior written consent of Lender: (a) engage in any business activities substantially different that those in which the Borrower and Guarantor are presently engaged, (b) convey, sell, lease, assign, transfer or otherwise dispose of any of their property, business or assets (including, without limitation, receivables and leasehold interests), whether now owned or hereafter acquired except in the ordinary course of business, (c) cease operations, liquidate, merge, transfer, acquire or consolidate with any other entity, change ownership, dissolve or transfer or sell Collateral out of the ordinary course of business, (d) pay any dividends or distributions on the Borrower or Guarantor's stock or membership interests (other than dividends payable in the Borrower or Guarantor's stock or membership interests) or purchase or retire any of the Borrower or Guarantor's outstanding shares or membership interests or alter or amend the Borrower or Guarantor's capital structure; provided, that the Borrower and Guarantor may, as long as no Default has occurred and is continuing, distribute each fiscal year as cash dividends up to the amount of the current fiscal year tax liability of the Borrower or Guarantor's members.

         24. FLAG; HAILING PORT. Without the prior written consent of Lender, Borrower shall not change the flag of the Vessel. In addition, without the prior written consent of Lender, Borrower shall not change the name of the Vessel or the hailing port and port of documentation of the Vessel, and any such written consent to any one change of the name of the Vessel or the hailing port or port of documentation shall not be construed to be a waiver of this provision with respect to any subsequent proposed change of the name of the Vessel or the hailing port or port of documentation.

THE PARTIES IRREVOCABLY CONSENT TO THE JURISDICTION AND VENUE OF ANY STATE OR FEDERAL COURT IN LOUISIANA.

BORROWER AND GUARANTOR HEREBY UNCONDITIONALLY WAIVE THEIR RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF, DIRECTLY OR INDIRECTLY, THE DEBT DOCUMENTS, ANY AMOUNTS SECURED THEREBY, ANY DEALINGS BETWEEN BORROWER AND GUARANTOR AND LENDER RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT OR ANY RELATED TRANSACTIONS. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT (INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS). THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT, OR TO ANY OTHER DOCUMENTS OR GUARANTY RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

         EXECUTED as of the date first set forth above.

TORCH OFFSHORE, L.L.C.
(Borrower)

By:      Torch Offshore, Inc., its sole member


         By:
              -----------------------------------------
              Robert E. Fulton, Chief Financial Officer

TORCH OFFSHORE, INC.
(Guarantor)


By:
   -----------------------------------------
   Robert E. Fulton, Chief Financial Officer



GENERAL ELECTRIC CAPITAL CORPORATION


By:
   -----------------------------------------



Acceptance Date:
                  -----------------------

                                                                       EXHIBIT A

                             FORM OF PROMISSORY NOTE

                                 PROMISSORY NOTE

                              --------------------
                                     (DATE)


   FOR VALUE RECEIVED, TORCH OFFSHORE, L.L.C., a Delaware limited liability company located at the address stated below ("MAKER") promises, jointly and severally if more than one, to pay to the order of GENERAL ELECTRIC CAPITAL CORPORATION or any subsequent holder hereof (each, a "PAYEE") at its office located at 16479 DALLAS PARKWAY #300 , ADDISON, TX 75001-2512 or at such other place as Payee or the holder hereof may designate, the principal sum of NINE MILLION TWO HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS ($9,250,000.00), with interest on the unpaid principal balance, from the date hereof through and including dates of payment, at a floating per annum simple interest rate ("Contract Rate") as hereinafter calculated.

   Prior to election to convert, the Contract Rate for any given period ("Effective Period") following the first Effective Period shall be equal to the sum of (i) two and 3/100 percent (2.03%) per annum plus (ii) a variable per annum interest rate ("Current CPR"), which shall be equal to the rate listed for "1-Month" Commercial Paper (Non-Financial) under the column indicating the daily rate as stated in the Federal Reserve Statistical Release H.15 (519) published on the first Business Day of the current month in which the applicable Effective Period ends. If, for any reason whatsoever, the Federal Reserve Statistical Release H.15 (519) is no longer published, the Current CPR shall be equal to the latest commercial paper rate for high grade unsecured notes of 30 days maturity sold through dealers by major corporations in multiples of $1,000 as indicated in the "Money Rate" column of the Wall Street Journal, Eastern Edition, published on the first Business Day of the calendar month in which the applicable Effective Period ends. As used herein, the term "Business Day" shall mean and include any calendar day other than a day on which all commercial banks in the City of New York, New York are required or authorized to be closed.

   The first Effective Period shall begin on the date hereof, and shall continue through the earlier of (w) the date the first Periodic Installment (or part thereof) is received by Payee and (x) the date on which the first Periodic Installment is due. Each subsequent Effective Period shall begin on the day after the last day of the previous Effective Period and shall continue through the earlier of (y) the date the earliest due and unpaid Periodic Installment (or part thereof) is received by Payee and (z) the date on which the next Periodic Installment is due. The Contract Rate for the first Effective Period shall be equal to the sum of (i) two and 03/100 percent (2.03%) per annum plus (ii) a variable per annum interest rate, which shall be equal to the rate listed for "1-Month" Commercial Paper (Non-Financial) under the column indicating the daily rate as stated in the Federal Reserve Statistical Release H.15 (519) published as of the first Business Day of the current month in which the first Effective Period ends.

   So long as no default exists hereunder or under any security agreement (as hereinafter defined) and all of the terms and conditions of this Note are fulfilled, Maker may elect to convert, one time only, (the "Option to Convert") the Contract Rate to a fixed per annum simple interest rate as of any date on which a Periodic Installment is due upon at least 30 but no more than 60 days prior written notice (the "Notice Date") to Payee accompanied by a Conversion Fee of $500.00. The notice shall be irrevocable and shall be sent to the attention of Payee's Customer Support Operations Center Manager, 40 Old Ridgebury Road, Danbury, CT 06810-5105. Such notice shall state the due date of a Periodic Installment on which Maker elects the fixed Contract Rate to apply. Maker shall pay to Payee, prior to the effective date of the fixed Contract Rate, an additional sum, if any, sufficient to amortize the unpaid principal over the balance of the original term hereof at the Contract Rate applicable for the first Periodic Installment. If Maker elects to exercise this Option to Convert, the fixed Contract Rate shall be equal to:

   (a) If there are 18 months or fewer remaining before the Final Installment of this Note is due the sum of two and 35/100 percent (2.35%) per annum plus the "Current Rate" which shall be the per annum interest rate listed for "1-Year" Treasury, constant maturity under the column indicating the daily rate as stated in the Federal Reserve Statistical Release H.15 (519) published on the first Business Day of the second calendar month preceding the calendar month in which the first payment will be due under the fixed Contract Rate. If, for any reason whatsoever, the Federal Reserve Statistical Release H.15 (519) is no longer published, the Current Rate shall be equal to the latest annualized interest rate for "one year" U.S. Treasury Bills as reported by the Federal Reserve Board on a weekly average basis as adjusted for constant maturity as indicated in the "Money Rates" column of the Wall Street Journal, Eastern Edition, published on the first Business Day of the calendar month in which the fixed Contract Rate will be effective.

   (b) If there are more than eighteen (18) but forty-two (42) months or less remaining before the Final Installment of this Note is due, the sum of two and 64/100 percent (2.64%) per annum plus the "Current Rate" which shall be determined in the same manner as noted in subparagraph (a) above except it shall be based upon the rate listed for "2-Year" Treasury bills.

   (c) If there are more than forty-two (42) but sixty (60) months or less remaining before the Final Installment of this Note is due, the sum of two and 78/100 percent (2.78%) per annum plus the "Current Rate" which shall be determined in the same manner as noted in subparagraph (a) above except it shall be based upon the rate listed for "3-Year" Treasury bills.

   (d) If there are more than sixty (60) but eighty-four (84) months or less remaining before the Final Installment of this Note is due, the sum of two and 85/100 percent (2.85%) per annum plus the "Current Rate" which shall be determined in the same manner as noted in subparagraph (a) above except it shall be based upon the average rate listed for "3-Year" Treasury bills and "5-Year" Treasury Bills.

   Subject to the other provisions hereof, the principal and interest on this
   Note is payable in lawful money of the United States in eighty-four (84) consecutive monthly installments as follows:

       Periodic
      Installment               Amount
      -----------               ------
         1 - 12              $130,222.54
        13 - 83              $122,028.39

   each ("Periodic Installment") and a final installment which shall be in the amount of the total outstanding unpaid principal and interest. The first Periodic Installment shall be due and payable on May 1, 2003 and the following Periodic Installments shall be due and payable on the same day of each succeeding month (each, a "Payment Date"). All payments shall be applied first to interest and then to principal. The acceptance by Payee of any payment which is less than payment in full of all amounts due and owing at such time shall not constitute a waiver of Payee's right to receive payment in full at such time or at any prior or subsequent time. Interest shall be calculated on the basis of a 365 day year (366 day leap year) and will be charged at the Contract Rate for each calendar day on which any principal is outstanding.

   The amount and number of the Periodic Installments will not change with fluctuations in the Contract Rate. Any increase in the Contract Rate shall be reflected by a corresponding decrease in the portion of the Periodic Installment credited to the remaining unpaid principal balance. Any decrease in the Contract Rate shall be reflected as a corresponding increase in the portion of the Periodic Installment credited to the remaining unpaid principal balance. Notwithstanding the foregoing, at the end of each three
   (3) month period commencing with the first Payment Date hereof, Maker agrees to pay to Payee forthwith an additional sum ("Quarterly Payment") sufficient to amortize the unpaid principal over the balance of the original term hereof at the Contract Rate applicable for the first Periodic Installment.

   If, and for so long as, the amount of interest due exceeds the amount of the Periodic Installment, Maker agrees to pay forthwith, in addition to (i) any Periodic Installment then due and (ii) any Quarterly Payment, the amount by which said interest exceeds the Periodic Installment. In the event interest only is required to be paid during any period, the interest for such period shall be due and payable monthly as it accrues and shall be calculated on the unpaid principal balance existing at the commencement of such period.

   The Maker hereby expressly authorizes the Payee to insert the date value is actually given in the blank space on the face hereof and on all related documents pertaining hereto.

   This Note may be secured by a security agreement, chattel mortgage, preferred ship mortgage, pledge agreement or like instrument (each of which is hereinafter called a "SECURITY AGREEMENT"). This Note is executed and delivered by Maker pursuant to that certain Loan Agreement dated the date hereof ("Loan Agreement") between Maker, Payee and Torch Offshore, Inc.

   Time is of the essence hereof. If any installment or any other sum due under this Note, the Loan Agreement or any Security Agreement is not received within ten (10) days after its due date, the Maker agrees to pay, in addition to the amount of each such installment or other sum, a late payment charge of five percent (5%) of the amount of said installment or other sum, but not exceeding any lawful maximum. If (i) Maker fails to make payment of any amount due hereunder within ten (10) days after the same becomes due and payable; or (ii) Maker is in default under, or fails to perform under any term or condition contained in the Loan Agreement or any Security Agreement, then the entire principal sum remaining unpaid, together with all accrued interest thereon and any other sum payable under this Note, the Loan Agreement or any Security Agreement, at the election of Payee, shall immediately become due and payable, with interest thereon at the lesser of eighteen percent (18%) per annum or the highest rate not prohibited by applicable law from the date of such accelerated maturity until paid (both before and after any judgment).

   The Maker may prepay in full, but not in part, its entire indebtedness hereunder upon payment of the entire indebtedness plus an additional sum as a premium equal to the following percentages of the original principal balance for the indicated period:

   Prior to the first annual anniversary date of this Note: two percent (2%)

   Thereafter and prior to the second annual anniversary date of this Note: one percent (1%) and zero percent (0%) thereafter, plus all other sums due hereunder, or under the Loan Agreement or any Security Agreement.

   It is the intention of the parties hereto to comply with the applicable usury laws; accordingly, it is agreed that, notwithstanding any provision to the contrary in this Note or any Security Agreement, in no event shall this Note, Loan Agreement or any Security Agreement require the payment or permit the collection of interest in excess of the maximum amount permitted by applicable law. If any such excess interest is contracted for, charged or received under this Note, Loan Agreement or any Security Agreement, or if all of the principal balance shall be prepaid, so that under any of such circumstances the amount of interest contracted for, charged or received under this Note, Loan Agreement or any Security Agreement on the principal balance shall exceed the maximum amount of interest permitted by applicable law, then in such event (a) the provisions of this paragraph shall govern and control, (b) neither Maker nor any other person or entity now or hereafter liable for the payment hereof shall be obligated to pay the amount of such interest to the extent that it is in excess of the maximum amount of interest permitted by applicable law, (c) any such excess which may have been collected shall be either applied as a credit against the then unpaid principal balance or refunded to Maker, at the option of the Payee, and (d) the effective rate of interest shall be automatically reduced to the maximum lawful contract rate allowed under applicable law as now or hereafter construed by the courts having jurisdiction thereof. It is further agreed that without limitation of the foregoing, all calculations of the rate of interest contracted for, charged or received under this Note, Loan Agreement or any Security Agreement which are made for the purpose of determining whether such rate exceeds the maximum lawful contract rate, shall be made, to the extent permitted by applicable law, by amortizing, prorating, allocating and spreading in equal parts during the period of the full stated term of the indebtedness evidenced hereby, all interest at any time contracted for, charged or received from Maker or otherwise by Payee in connection with such indebtedness; provided, however, that if any applicable state law is amended or the law of the United States of America preempts any applicable state law, so that it becomes lawful for the Payee to receive a greater interest per annum rate than is presently allowed, the Maker agrees that, on the effective date of such amendment or preemption, as the case may be, the lawful maximum hereunder shall be increased to the maximum interest per annum rate allowed by the amended state law or the law of the United States of America.

   The Maker and all sureties, endorsers, guarantors or any others (each such person, other than the Maker, an "OBLIGOR") who may at any time become liable for the payment hereof jointly and severally consent hereby to any and all extensions of time, renewals, waivers or modifications of, and all substitutions or releases of, security or of any party primarily or secondarily liable on this Note, Loan Agreement or any Security Agreement or any term and provision of either, which may be made, granted or consented to by Payee, and agree that suit may be brought and maintained against any one or more of them, at the election of Payee without joinder of any other as a party thereto, and that Payee shall not be required first to foreclose, proceed against, or exhaust any security hereof in order to enforce payment of this Note. The Maker and each Obligor hereby waives presentment, demand for payment, notice of nonpayment, protest, notice of protest, notice of dishonor, and all other notices in connection herewith, as well as filing of suit (if permitted by law) and diligence in collecting this Note or enforcing any of the security hereof, and agrees to pay (if permitted by law) all expenses incurred in collection, including Payee's actual attorneys' fees. Maker and each Obligor agrees that fees not in excess of twenty percent (20%) of the amount then due shall be deemed reasonable.

   THE MAKER HEREBY UNCONDITIONALLY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF, DIRECTLY OR INDIRECTLY, THIS NOTE, ANY OF THE RELATED DOCUMENTS, INCLUDING THE LOAN AGREEMENT OR ANY SECURITY AGREEMENT, ANY DEALINGS BETWEEN MAKER AND PAYEE RELATING TO THE SUBJECT MATTER OF THIS TRANSACTION OR ANY RELATED TRANSACTIONS, AND/OR THE RELATIONSHIP THAT IS BEING ESTABLISHED BETWEEN MAKER AND PAYEE. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT (INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS.) THIS WAIVER IS IRREVOCABLE MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS NOTE, ANY RELATED DOCUMENTS, INCLUDING THE LOAN AGREEMENT OR ANY SECURITY AGREEMENT, OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THIS TRANSACTION OR ANY RELATED TRANSACTION. IN THE EVENT OF LITIGATION, THIS NOTE MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

   This Note, Security Agreement and the Loan Agreement constitute the entire agreement of the Maker and Payee with respect to the subject matter hereof and supercedes all prior understandings, agreements and representations, express or implied.

   No variation or modification of this Note, or any waiver of any of its provisions or conditions, shall be valid unless in writing and signed by an authorized representative of Maker and Payee. Any such waiver, consent, modification or change shall be effective only in the specific instance and for the specific purpose given.

   Any provision in this Note, the Loan Agreement or any Security Agreement which is in conflict with any statute, law or applicable rule shall be deemed omitted, modified or altered to conform thereto.


 ----------------------------------             TORCH OFFSHORE, L.L.C.
 (Witness)                                      (Borrower)

 ----------------------------------
 (Print name)                                   By: Torch Offshore, Inc., its
                                                    sole member
 ----------------------------------
 (Address)
                                                    By:
                                                        ------------------------
                                                        Robert E. Fulton, Chief
                                                        Financial Officer

                                                    Federal Tax ID #: 72-1471586
                                                                      ----------
                                                    Address: 401 Whitney Avenue,
                                                             Suite 400, Gretna,
                                                             LA 70056

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